Exhibit 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill	Jane Randel
Vice President, Treasury and Investor Relations	Vice President, Corporate Communications
Liz Claiborne Inc.	Liz Claiborne Inc.
201.295.7515	212.626.3408

LIZ CLAIBORNE INC. ANNOUNCES ACQUISITION OF C & C CALIFORNIA, INC.

New York, NY January 6, 2005 – Liz Claiborne Inc. (NYSE:LIZ) announced today that it has purchased all of the equity interest in C & C California, Inc. (“C & C”). The purchase price consists of an initial payment of approximately $28 million (representing 60% of C & C’s initial valuation), plus additional payments in fiscal years 2007, 2008 and 2009 that will be based upon a multiple of C & C’s earnings in each year. C & C generated net sales of approximately $21 million in fiscal 2004.

Based in Los Feliz, California and founded in 2002, C & C is a designer, marketer and wholesaler of premium apparel for women, men and children through its C & C California brand. C & C creates chic, California-inspired basics with an emphasis on classy comfort, premium fabrics, simple detailing and vibrant, tasteful colors. C & C primarily targets the fashion-conscious woman between the ages of 18 and 45, as well as baby boomers. C & C’s products have a broad appeal, offering a relaxed, comfortable and quality assortment.

C & C sells its products primarily through select specialty stores such as Scoop, Barneys and Ron Herman. Department store distribution is limited to high-end purveyors such as Neiman Marcus and Saks Fifth Avenue, Nordstrom, Bloomingdale’s and Macy’s West. C & C also has arrangements with international distributors in Canada, Europe and Asia. Currently, women’s products account for approximately 96% of net sales while the recently launched men’s and children’s products account for the remaining 4% of net sales. C & C’s products include its signature t-shirt collection and, in 2005, will be expanded to include a variety of casual sportswear, including denim-related products and woven items including pants, shirts and skirts.

Commenting on the announcement, Paul R. Charron, Chairman and Chief Executive Officer of Liz Claiborne Inc., said: “We are quite pleased to announce this acquisition. C & C is one of the most successful new brands in the contemporary zone, an area we have found to be particularly attractive. The addition of C & C to our portfolio provides further channel diversification through its select specialty store and high-end department store distribution. C & C has significant organic growth potential in its signature t-shirt line and will rapidly evolve into a full lifestyle collection of casual sportswear items. We also feel there are abundant brand extension opportunities in non-apparel categories, as well as in licensing and additional international distribution.”

Mr.     Charron continued: “We are pleased that Claire Stansfield and Cheyann Benedict, the co-founders of C & C, will remain with the Company as Co-Presidents. We respect C & C’s talent and are quite impressed by what they have accomplished in such a short period of time. We will look to reinforce their growth strategies by putting systems and business processes in place in order to ensure successful execution and integration. We have developed a proven methodology for doing this, as evidenced by our successful integration of similar privately held, designer-oriented companies like Lucky Brand, Sigrid Olsen, Laundry, Ellen Tracy, Juicy Couture and Enyce. We look forward to working with the C & C management team to maximize their performance within Liz Claiborne. We expect this transaction to be accretive to fiscal 2005 earnings per share by approximately $0.03.”

Claire Stansfield and Cheyann Benedict, co-founders of C & C, said: “We are thrilled to be part of the Liz Claiborne family, and are excited to have the opportunity to work with a company with so much experience in operations, sourcing and expertise in building worldwide brands. We started the company in 2002 with a plan to create an alternative California lifestyle brand for all ages, shapes and sizes — a classic, easy and cool brand for the whole family. We could not be more proud to be part of a company that understands our vision and has an amazing team managing and guiding brands to worldwide recognition.”

Liz Claiborne Inc. designs and markets an extensive range of women’s and men’s fashion apparel and accessories appropriate to wearing occasions ranging from casual to dressy. The Company also markets fragrances for women and men. Liz Claiborne Inc.’s brands include Axcess, Bora Bora, Claiborne, Crazy Horse, Curve, Dana Buchman, Elisabeth, Ellen Tracy, Emma James, Enyce, First Issue, Intuitions, Jane Street, J.H. Collectibles, Juicy Couture, Laundry by Shelli Segal, LIZ, Liz Claiborne, Lucky Brand, Mambo, Marvella, Mexx, Monet, Monet 2, Realities, Sigrid Olsen, Spark, Swé, Trifari and Villager. In addition, Liz Claiborne Inc. holds the exclusive, long-term license to produce and sell men’s and women’s collections of DKNY® Jeans and DKNY® Active, as well as CITY DKNY® better women’s sportswear in the Western Hemisphere. The Company also has the exclusive license to produce jewelry under the Kenneth Cole New York and Reaction Kenneth Cole brand names.

Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results of operations or level of business for 2004 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include changes in regional, national, and global micro- and macro-economic conditions, including the levels of consumer confidence and spending and the levels of customer traffic within department stores, malls and other shopping and selling environments, and a continuation of the deflationary trend in prices for apparel products; risks related to retailer and consumer acceptance of the Company’s products; risks related to the Company’s ability, especially through its sourcing, logistics and technology functions, to operate within substantial production and delivery constraints, including risks associated with the possible failure of the Company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality standards or to comply with Company policies regarding labor practices or applicable laws or regulations; risks associated with competition and the marketplace, including the financial condition of, and consolidations, restructurings and other ownership changes in, the apparel (and related products) industry and the retail industry, the introduction of new products or pricing changes by the Company’s competitors, and the Company’s ability to effectively remain competitive with respect to product, value and service; risks associated with the Company’s dependence on sales to a limited number of large department store customers, including risks related to customer requirements for vendor margin support, and those related to extending credit to customers; the Company’s ability to correctly balance the level of its commitments with actual orders; risks associated with acquisitions and new product lines and markets, including risks relating to integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, currency devaluations in countries in which the Company sources product, and the impact of the anticipated elimination of quota for apparel products in 2005; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing intellectual property; and such other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices as are set forth in our 2003 Annual Report on Form 10-K, including, without limitation, those set forth under the heading “Business-Competition; Certain Risks” and under the heading “Statement Regarding Forward-Looking Statements”. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.